UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2006
VIRAGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15823	59-2101668

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 SW 78th Avenue, Suite 100, Plantation, Florida	33324

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 233-8746
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On March 22, 2006, Viragen received $300,000 in recovery of legal fees and settlement of litigation it filed in a malicious prosecution and conspiracy action against a former plaintiff and plaintiff’s counsel.
     In October 1997, Viragen, Viragen’s former president and Cytoferon Corp., a former affiliate of Viragen’s former president, were named as defendants in a civil action brought in the United States District Court for the Southern District of Florida. (Walter L. Smith v. Cytoferon Corp. et al; Case No.: 97-3187-CIV-MARCUS). The suit alleged the defendants violated federal and state securities laws, federal and state RICO statutes, fraud, conspiracy, breach of fiduciary duties and breach of contract. The plaintiff was seeking an unspecified monetary judgment and the delivery of 441,368 shares of Viragen common stock. Viragen filed a motion to dismiss, denying the allegations and requesting reimbursement of costs.
     In November 1997, plaintiff filed a notice of voluntary dismissal with the federal court. In December 1998 the U.S. District Court awarded Viragen reimbursement of attorney’s fees and expense under Rule 11 of the Federal Rules of Civil Procedure and Private Securities Litigation Reform Act. We recovered $31,000 during fiscal 2000.
     In November 1997, the plaintiff filed a complaint in the Circuit Court of the 11th Judicial Circuit for Miami-Dade County, Florida (Case No.: 97-25587 CA30) naming the same defendants. The suit alleged breach of contract, fraud, violation of Florida’s RICO statute and breach of fiduciary duties. It sought an unspecified monetary judgment and specific performance delivery of 441,368 shares of Viragen common stock.
     In January 2001, the Circuit Court ruled in favor of Viragen on all counts related to the Circuit Court case and all counts against Viragen were dismissed. In July 2002, the Circuit Court ruled in favor of Viragen’s former president and Cytoferon Corp. and all counts against these defendants were also dismissed. Following these rulings Viragen sought recovery of these related litigation costs from the plaintiff and his counsel and were awarded $210,000. In April 2003 the plaintiff and their counsel appealed the award which was upheld.
     In February 2001, Viragen filed a lawsuit, (Viragen, Inc. v. Walter Larry Smith, W. Richard Leuck, Roland St. Louis, Jr., Esq., Juan C. Martinez, Esq., St. Louis, Guerra, Auslander, P.A. and John Does Nos. 1-10, Case No. 01-3842 CA01) in a malicious prosecution and conspiracy action in an attempt to recapture the losses incurred by Viragen stemming from the complaint filed against Viragen in November 1997.
     Viragen’s claims relating to both the recovery of legal fees and the February 2001 lawsuit Viragen filed for malicious prosecution against the former plaintiff and his counsel were settled in full with the $300,000 payment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGEN, INC.
Date: March 24, 2006	By:	/s/ Dennis W. Healey
Dennis W. Healey
Executive Vice President and Principal Financial Officer

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